UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2007

ROO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25659 (Commission File Number)	11-3447894 (IRS Employer Identification No.)

228 East 45th Street 8th Floor New York, NY 10017
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 661-4111

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On May 29, 2007, the Board of Directors of ROO Group, Inc. (the "Company"), appointed Simon Bax, Stephen Palley, and Scott Ackerman to its Board of Directors, effective immediately. The additions increase the size of the Company’s Board of Directors to six members. There are no understandings or arrangements between the new board members and any other person pursuant to which they were selected as directors. There are no family relationships with any director, executive officer or person nominated or chosen by us to become a director or executive officer. Furthermore, neither of Messrs. Bax, Palley or Ackerman has entered into a transaction, nor are there any proposed transactions with us.

Mr. Bax, 48, is a media and entertainment industry veteran, having most recently served as Executive Vice President and Chief Financial Officer at Pixar Animation Studios. Previously, Mr. Bax spent seven years as Chief Financial Officer of Fox Filmed Entertainment where he was responsible for a variety of functions related to the worldwide production and distribution of all films produced by the motion picture group.  In addition, Mr. Bax was responsible for the financial operations of Twentieth Century Fox Television, the network television production company, and Fox TV Studios. From 2003 to 2006, Mr. Bax served as the Chairman of SmartJog S.A., a technology start-up specializing in secure digital content delivery.

Mr. Palley, 62, is currently an Executive Director of Pali Capital, a full service broker dealer serving institutional and private investors.  Mr. Palley was previously CEO of Source Media, a provider of interactive television applications.  He also spent three years as a telecommunications industry consultant.   From 1986 to 1996, Mr. Palley held the position of Chief Operating Officer of King World Productions, Inc., a leading television syndicator. He also brings experience in securities and entertainment law and is a member of the New York State Bar.

Mr. Ackerman, 49, is a practicing certified public accountant in the State of New York and a Partner at Wagner, Francis, Richman & Ackerman PLLC, where he has served since 1980. His areas of expertise include corporate finance, taxation, and automated accounting system implementation. Mr. Ackerman is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

On May 30, 2007, the Company released a press release in connection with the appointments, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 30, 3007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROO Group, Inc.

Date: June 1, 2007	/s/ Robert Petty
Robert Petty
Chief Executive Officer